Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett	Sarah Zimmerman
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	404-368-2598
jnesbett@institutionalms.com	szimmerman@medavanthealth.com
MEDAVANT SELLS PHARMACY TRANSACTION BUSINESS TO SURESCRIPTS
Divestiture Allows Better Focus on Core Business Lines
ATLANTA, GA.—(PRIME NEWSWIRE)—May 1, 2007 — MedAvant Healthcare Solutions (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced the sale of its pharmacy transaction processing business to SureScripts.
“This divestiture is a small yet important step in simplifying our business structure and focusing our organization’s attention on our primary business lines which hold the best opportunity for profitable growth,” said John Lettko, MedAvant President and CEO. “The pharmacy transaction processing business comprised a very small portion of our overall revenues and did not complement a core strategy of leveraging the power of our PhoenixSM and Pilot technologies and offering a national PPO.”
For more information regarding the details and terms of the tansaction, see the recently released 8K available at www.medavanthealth.com.
About MedAvant Healthcare Solutions
MedAvant provides information technology used to process transactions within the healthcare industry. MedAvant offers electronic claims processing to healthcare providers, a Preferred Provider Organization called the National Preferred Provider Network (NPPNTM), and remote reporting solutions for medical laboratories. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable platform which supports real-time connections between healthcare clients. For more information about MedAvant, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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